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                            ARTICLES OF INCORPORATION

                                       OF

                               CORTINA FUNDS, INC.


          The undersigned, acting as incorporator of a corporation under the Wisconsin Business Corporation Law Chapter 180 of the Wisconsin Statutes (the "WBCL"), adopts the following Articles of Incorporation for such corporation:

                                    ARTICLE I
                                    ---------

          The name of the corporation (hereinafter called the "Corporation") is:

                               Cortina Funds, Inc.

                                   ARTICLE II
                                   ----------

          The purpose for which the Corporation is organized is to act as an open-end management investment company registered with the Securities and Exchange Commission (the "SEC") pursuant to the Investment Company Act of 1940, as amended from time to time (the "Investment Company Act"), and for any other purposes for which corporations may be organized under Chapter 180 of the Wisconsin Statutes, as amended from time to time (the "WBCL").

                                   ARTICLE III
                                   -----------

          A. The Corporation is authorized to issue an indefinite number of shares of common stock $.01 par value per share. Subject to the following paragraph, the authorized shares are classified as follows:

                                                            Authorized Number
             Class                          Series              of Shares
----------------------------------   --------------------   -----------------
Cortina Small Cap Growth Fund        Investor Shares        Indefinite
Cortina Small Cap Growth Fund        Institutional Shares   Indefinite
Cortina Small Cap Opportunity Fund   Investor Shares        Indefinite
Cortina Small Cap Opportunity Fund   Institutional Shares   Indefinite

          The remaining shares shall remain unclassified until action is taken by the Board of Directors pursuant to the following paragraph:

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          B.   The Board of Directors is authorized to classify or to reclassify
     (i.e., into classes and series of classes), from time to time, any unissued shares of stock of the Corporation, whether now or hereafter authorized, by setting, changing or eliminating the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of the stock to the fullest extent permissible under the WBCL.

          C. Unless otherwise provided by the Board of Directors prior to the issuance of the stock, the shares of any and all classes and series of stock shall be subject to the following:

               (1) The Board of Directors may redesignate a class or series of stock whether or not shares of such class or series are issued and outstanding; provided that such redesignation does not affect the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such class or series of stock.

               (2) The assets and liabilities and the income and expenses for each class shall be attributable to that class. The assets and liabilities and the income and expenses of each series within a class of the Corporation's stock shall be determined separately and, accordingly, the net asset value of shares of the Corporation's stock may vary from series to series within a class. The income or gain and the expenses or liabilities of the Corporation shall be allocated to each class or series of stock as determined by or under the direction of the Board of Directors. No liability attributable or related to a particular class or series shall be considered a liability attributable or related to another class or series.

               (3) Shares of each class or series of stock shall be entitled to such dividends or distributions, in stock or in cash or both, as may be declared from time to time by the Board of Directors with respect to such class or series. Dividends or distributions shall be paid on shares of a class or series of stock only out of the assets belonging to that class or series.

               (4) Any shares of stock of the Corporation redeemed by the Corporation shall be deemed to be cancelled and restored to the status of authorized but unissued shares of the particular class or series.

               (5) In the event of the liquidation or dissolution of the Corporation, the stockholders of a class or series of the Corporation's stock shall be entitled to receive, as a class or series, out of the assets of the Corporation available for distribution to stockholders, the assets belonging to that class or series less the liabilities allocated to that class or series. The assets so distributable to the stockholders of a class or series shall be

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          distributed among such stockholders in proportion to the number of shares of that class or series held by them and recorded on the books of the Corporation. In the event that there are any assets available for distribution that are not attributable to any particular class or series of stock, such assets shall be allocated to all classes or series in proportion to the net asset value of the respective class or series.

               (6) All holders of shares of stock shall vote as a single series or class except with respect to any matter which affects only one or more series or class of stock, in which case only the holders of shares of the series or class affected shall be entitled to vote.

               (7) For purposes of the Corporation's Registration Statement filed with the SEC under the Securities Act of 1933 and the Investment Company Act, including all prospectuses and statements of additional information, reference therein to "classes" of the Corporation's common stock shall mean "series," as used in these Articles of Incorporation, and the WBCL, and references therein to a "series" shall mean a "class," as used in these Articles of Incorporation and the WBCL.

               D. The Corporation may issue fractional shares. Any fractional share shall carry proportionately all the rights of a whole share, excepting any right to receive a certificate evidencing such fractional share, but including, without limitation, the right to vote and the right to receive dividends.

                                   ARTICLE IV
                                   ----------

               A. To the extent the Corporation has funds or property legally available therefor, each shareholder shall have the right at such times as may be permitted by the Corporation, but no less frequently than as required under the Investment Company Act, to require the Corporation to redeem all or any part of its shares owned by the shareholders at a redemption price equal to the net asset value per share next determined after the shares are tendered for redemption, less any applicable redemption charges as determined by the Board of Directors, which payment may be made in funds or in assets of the class or series. The Board of Directors may adopt requirements and procedures for redemption of shares.

               Notwithstanding the foregoing, the Corporation may postpone payment or deposit of the redemption price and may suspend the right of the shareholders to require the Corporation to redeem shares of any series or class pursuant to the applicable rules and regulations, or any order, of the SEC.

               B. The Corporation shall have the right, exercisable at the discretion of the Board of Directors, to redeem any shareholder's shares of any class or series for their then current net asset value per share if at such time the shareholder owns shares having an aggregate net asset value of less than an

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     amount described in the relevant prospectus for such class or series set forth in the current Registration Statement of the Corporation filed with the SEC.

               C. The Corporation shall have the right, exercisable at the discretion of the Board of Directors, to redeem any shareholder's shares of any class or series for their then current net asset value per share if the Board of Directors determines, in its sole discretion, that failure to so redeem may have materially adverse consequences to the holders of shares of any class or series.

                                    ARTICLE V
                                    ---------

          The following provisions are hereby adopted for the purpose of defining, limiting, and regulating the powers of the Corporation and of the Directors and shareholders:

               A. The presence in person or by proxy of the holders of a majority of the shares of stock of the Corporation entitled to vote without regard to class or series shall constitute a quorum at any meeting of the shareholders, except with respect to any matter which by law requires the approval of one or more classes or series of stock, in which case the presence in person or by proxy of the holders of a majority of the shares of stock of each class or series entitled to vote on the matter shall constitute a quorum.

               B. In addition to its other powers explicitly or implicitly granted under these Articles of Incorporation, by law or otherwise the Board of Directors of the Corporation (1) is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation, (2) may from time to time determine whether, to what extent, at what times and places, and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the shareholders, and no shareholder shall have any right to inspect any account, book or documents of the Corporation except as conferred by statute or as authorized by the Board of Directors of the Corporation, and (3) is empowered to authorize, without shareholder approval, the issuance and sale from time to time of shares of stock of the Corporation whether now or hereafter authorized.

               C. The Corporation reserves the right from time to time to make any amendment to its Articles of Incorporation now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in its Articles of Incorporation, of any outstanding shares of any class or series.

               D. The Board of Directors is expressly authorized to declare and pay dividends and distributions in cash, securities or other property from any funds legally available therefor, at such intervals or on such other periodic basis as it shall determine, for any class or series of the Corporation; to declare such dividends or distributions for any class or series of the Corporation by means of a

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     formula or other method of determination, at meetings held less frequently than the frequency of the effectiveness of such declarations; to establish payment dates for dividends or any other distributions for any class or series of the Corporation on any basis, including dates occurring less frequently than the effectiveness of declarations thereof; and to provide for the payment of declared dividends on a date earlier or later than the specified payment date in the case of shareholders of such class or series redeeming their entire ownership of shares.

               E. Any determination made in good faith by or pursuant to the direction of the Board of Directors as to the amount of the assets, debts, obligations or liabilities of the Corporation, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating such reserves or charges, as to the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the value of or the method of valuing any investment or other asset owned or held by the Corporation, as to the number of shares of any class or series of stock outstanding, as to the income of the Corporation or as to any other matter relating to the determination of net asset value, the declaration of dividends or the issue, sale, redemption or other acquisition of shares of the Corporation, shall be final and conclusive and shall be binding upon the Corporation and all holders of its shares, past, present and future, and shares of the Corporation are issued and sold on the condition and understanding that any and all such determinations shall be binding as foresaid.

                                   ARTICLE VI
                                   ----------

          The address of the initial registered office is 330 East Kilbourn Avenue, Suite 850, Milwaukee, WI 53202. The resident agent at such address is Lori K. Hoch.

                                   ARTICLE VII
                                   -----------

          The name and address of the incorporator is:

          Name                          Address
          ------------                  ---------------------------------

          Lori K. Hoch                  c/o Cortina Asset Management, LLC
                                        330 East Kilbourn Avenue
                                        Suite 850
                                        Milwaukee, WI 53202

          IN WITNESS WHEREOF, I have signed these Articles of Incorporation and acknowledge them to be my act on April 27th, 2004.

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                                        /s/ Lori K. Hoch
                                        ----------------------------------------
                                        Lori K. Hoch

This document was drafted by:

Charles M. Weber
Quarles & Brady LLP
411 East Wisconsin Avenue
Milwaukee, WI 53202

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